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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

GeoGraphix, Inc. (Colorado)
Technologies Acquisition Corporation (Texas)
Landmark Graphics Europe/Africa, Inc. (Delaware)
Landmark Finance Corporation (Delaware)
Landmark Graphics International, Inc. (Texas)
Landmark America Latina, S.A. (Delaware)
Landmark Sales Corporation (FSC) (Barbados)
Landmark/ITA, Ltd. (Alberta)
LMK Land Company (Delaware)
CAEX Services, Inc. (Delaware)
Landmark/CAEX. Inc. (Delaware)
Stratamodel Limited (England)
Stratamodel (FSC) (Barbados)
MG Associates, Inc. (Holding CO. - Texas)


                SUBSIDIARIES OF LANDMARK GRAPHICS EUROPE/AFRICA

Landmark Graphics (Nigeria) Ltd. (Nigeria)
Landmark EAME, Ltd. (England)

             SUBSIDIARIES OF LANDMARK GRAPHICS INTERNATIONAL, INC.

P.T. Landmark Concurrent Soluis Indonesia (Indonesian Joint Venture) Landmark Graphics (Malaysia ) Sdn. Bhd. (Malaysia)

                 SUBSIDIARIES OF LANDMARK AMERICA LATINA, S.A.

Landmark Graphics Colombia S.A. (Columbia)
Landmark Graphics do Brasil Ltda. (Brazil)
Landmark Graphics Venezuela, C.A. (Venezuela)
Landmark de Argentina, S.A. (Argentina-Dormant)
Landmark de Mexico, S.A. de C.V. (Mexico-Dormant)

                      SUBSIDIARIES OF MGI ASSOCIATES, INC.

Munro Garrett International

                   SUBSIDIARIES OF MUNRO GARRET INTERNATIONAL

Garrett Software, Inc. (Texas)
I.Munro Garrett (Asia Pacific) Pty, Ltd. (Australia)
Munro Garrett Inc. (Alberta)

                       SUBSIDIARIES OF MUNRO GARRETT INC.

MEI Petroleum Software Inc. (Texas-Dormant)
Enigma Software Ltd. (Alberta-Dormant)
Munro Garrett International Limited (Scotland)
Munro Engineering Intl. Pte. Ltd. (Singapore)